Exhibit 33.2

Management’s Certification Regarding Compliance with Applicable Servicing Criteria on SEC Regulation AB

1.	Torchlight Loan Services, LLC (the “Company”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ended December 31, 2015 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include commercial mortgage-backed securities transactions that were issued on or after January 1, 2006 and that were registered with the SEC pursuant to the Securities Act of 1933, for which the Company acted as special servicer (the “Platform”);

2.	The commercial mortgage-backed securities transactions covered by this Platform, for the 12-month period ended December 31, 2015 are included in Appendix B hereto;

3.	Except as set forth in paragraph 4 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.	The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to the Company based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	The Company has complied, in all material respects, with the applicable servicing criteria as of December 31, 2015 and for the Reporting Period with respect to the Platform taken as a whole; and

6.	CohnReznick LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

March 11, 2016	Torchlight Loan Services, LLC

By: /s/ Jacob M.K. Baron
Name: Jacob M.K. Baron
Title: Authorized Signatory

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

1122(d)(1)(v) [i]	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on [pool assets] are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi) ii	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(3)(i)(A)	are prepared in accordance with timeframes and other terms set forth in the transaction agreements;	X

1122(d)(3)(i)(B)	provide information calculated in accordance with the terms specified in the transaction agreements;	X

1122(d)(3)(i)(C)	are filed with the Commission as required by its rules and regulations;				X

1122(d)(3)(i)(D)	agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.				X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.				X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on [pool assets] is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	[pool asset] and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(4)(iv) iii	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.				X

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.				X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s [pool asset] documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.				X

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.				X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.				X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.				X

Appendix A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Torchlight Loan Services	Performed by Vendor(s) for which Torchlight Loan Services is the Responsible Party	Performed by subservicer(s) or vendor(s) for which Torchlight Loan Services is NOT the Responsible Party	NOT performed by Torchlight Loan Services or by subservicer(s) or vendor(s) retained by Torchlight Loan Services
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.				X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

[i]	This criterion is applicable solely to the Asserting Party’s servicing activities relating to Citigroup Commercial Mortgage Securities INC., Commercial Mortgage Pass-Through Certificates, Series 2015-GC31, JPMBB Commercial Mortgage Securities Trust 2015-C28, Commercial Mortgage Pass-Through Certificates, Series 2015-C28, JPMBB Commercial Mortgage Securities Trust 2015-C30, Commercial Mortgage Pass-Through Certificates, Series 2015-C30 and JPMBB Commercial Mortgage Securities Trust 2015-C33, Commercial Mortgage Pass-Through Certificates, Series 2015-C33. During the reporting period, no loans under any of the aforementioned transactions were specially serviced by the asserting party.
ii	This criterion is applicable but the Asserting Party does not keep unissued checks.
iii	This criterion is not applicable as the Asserting Party does not routinely accept or process payments directly.

Appendix B

Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
BACM 2004-5	Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-5	None

BACM 2006-1	Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-1	Certification excludes the Torre Mayor Whole Loan and the KinderCare Portfolio Whole Loan.

BACM 2006-2	Banc of America Commercial Mortgage Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-2	None

CGCMT 2004-C2	Citigroup Commercial Mortgage Securities, Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-C2	None

CGCMT 2015-GC31	Citigroup Commercial Mortgage Securities INC., Commercial Mortgage Pass-Through Certificates, Series 2015-GC31	Certification excludes the Selig Office Portfolio, Dallas Market Center and Crowne Plaza Bloomington Whole Loans.

COMM 2014- CCRE20	COMM 2014-CCRE20 Commercial Mortgage Pass - Through Certificates	Certification excludes the 80 and 90 Maiden Lane Loan Combination, the Beverly Connection Loan Combination, the Myrtle Beach Marriott Resort & Spa Loan Combination, and the Harwood Center Loan Combination.

CSMC 2007-C2	Credit Suisse Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C2	Certification excludes the 599 Lexington Avenue Whole Loan.

CSMC 2007-C4	Credit Suisse Commercial Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2007-C4	Certification excludes the Group D Loans (also known as the Original NCB Mortgage Loans).

Appendix B

Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)

FREMF 2012-K705	U.S. Bank National Association, as Trustee for the registered holders of Credit Suisse First Boston Mortgage Securities Corp., Multifamily Mortgage Pass-Through Certificates, Series 2012- K705	Certification is restricted from January 2, 2015 to January 23, 2015, the period which Torchlight served as Special Servicer.

GECMC 2007-C1	GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates, Series 2007-C1	Certification excludes the 666 Fifth
Avenue Whole Loan, the Americold
Portfolio Whole Loan, the Mall of
America Whole Loan, and the Skyline
Portfolio Whole Loan. Certification is
restricted from January 1 to July 14,
2015 except for the 1604 Broadway
Loan.

GSMS 2006-GG6	GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 2006-GG6	Certification excludes the Shaner Hotel Portfolio Whole Loan, and the JQH Hotel Portfolio B3 Whole Loan.

GSMS 2011-GC5	GS Mortgage Securities Trust 2011- GC5 Commercial Mortgage Pass- Through Certificates, Series 2011-GC5	Certification is restricted to that period
which Torchlight served as Special
Servicer, from January 1 to 23, 2015,
except for that asset known as The
Hills (Prospectus ID 28) and the Whole
Loan as defined in the Pooling &
Servicing Agreement, for which there
is no restriction.

JPMCC 2006-LDP6	J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP6 Commercial Mortgage Pass-Through Certificates, Series 2006-LDP6	None

Appendix B

Transaction ID	Transaction (Full Name)	Certification Restrictions (if any)
JPMCC 2011-C5	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5	None

JPMCC 2014-C20	J.P. Morgan Chase Commercial Mortgage Securities Trust 2014-C20 Commercial Mortgage Pass-Through Certificates, Series 2014-C20	Certification excludes the Outlets at Orange Whole Loan, the Gumberg Retail Portfolio Whole Loan, the 470 Vanderbilt Avenue Whole Loan, and the Westminster Mall Whole Loan.

JPMBB 2015-C28	JPMBB Commercial Mortgage Securities Trust 2015-C28, Commercial Mortgage Pass-Through Certificates, Series 2015- C28	Certification excludes the Houston Galleria, One Campus Martius, The Club Row Building and the Shaner Hotels Portfolio Whole Loans.

JPMBB 2015-C30	JPMBB Commercial Mortgage Securities Trust 2015-C30, Commercial Mortgage Pass-Through Certificates, Series 2015- C30	Certification excludes the One City Centre, Marriott - Pittsburgh and JAGR Portfolio Whole Loans.

JPMBB 2015-C33	JPMBB Commercial Mortgage Securities Trust 2015-C33, Commercial Mortgage Pass-Through Certificates, Series 2015- C33	Certification excludes the New Center One Building Mortgage Loan.

MLCFC 2006-3	ML-CFC Commercial Mortgage Trust 2006-3 Commercial Mortgage Pass- Through Certificates, Series 2006-3	Certification is restricted from January 1 to August 17, 2015, that period which Torchlight served as Special Servicer.

MSC 2007-HQ13	Morgan Stanley Capital I Inc., Commercial Mortgage Pass- Through Certificates, Series 2007-HQ13	Certification is restricted from January 1 to 23, 2015, that period which Torchlight served as Special Servicer.

WBCMT 2007-C33	Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass- Through Certificates, Series 2007-C33	Certification excludes the 666 Fifth Avenue Loan, the Sawgrass Mills Loan, and the Potomac Mills Loan.

WFRBS 2012-C7	WFRBS Commercial Mortgage Trust 2012-C7 Commercial Mortgage Pass- Through Certificates, Series 2012-C7	None